Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	William J. Stuart
Director of Investor Relations	Chief Financial Officer
Avici Systems	Avici Systems
978-964-2000	978-964-2000
ivyadro@avici.com	wstuart@avici.com

Avici Systems Announces Third Quarter 2006 Results

North Billerica, MA, October 19, 2006—Avici Systems Inc. (NASDAQ: AVCI), today reported results for its third quarter and nine-months ended September 30, 2006.

Gross revenue for the three and nine-months ended September 30, 2006 was $20.2 million and $66.9 million, respectively, compared to $8.7 million and $31.1 million, respectively, for the three and nine-month periods ended September 30, 2005. Revenue, net of common stock warrant discount, for the three and nine-months ended September 30, 2006 was $20.2 million and $66.3 million respectively, compared to $8.2 million and $29.5 million for the three and nine-months ended September 30, 2005.

“We are pleased with the results for this quarter as we continued to see strong demand for our product,” said Bill Leighton, Avici’s Chief Executive Officer. “We will continue to focus on our corporate objectives of maximizing near term financial returns from our core router product line as well as evaluating strategic alternatives.”

GAAP net income for the third quarter ended September 30, 2006 was $2.7 million, or $.20 per share, compared to a GAAP net loss of $7.8 million, or $0.60 per share, in the prior year’s third quarter ended September 30, 2005. GAAP net income in the 2006 period includes $2.5 million of special charges associated with the first quarter restructuring and non-cash equity based charges of $0.4 million recognized upon the prospective adoption of Financial Accounting Standards Board Opinion 123R, which now requires that that the fair values of stock options be expensed in the Company’s GAAP financial statements. GAAP net loss in the 2005 period includes $0.5 million for non-cash equity based charge relating to common stock warrant discount.

GAAP net income for the nine-months ended September 30, 2006 was $5.3 million, or $0.39 per share, compared to a GAAP net loss of $16.1 million, or $1.25 per share, for the nine-months ended September 30, 2005. GAAP net income for the nine-months ended September 30, 2006 includes $10.2 million of special charges associated with the company’s first quarter decision to restructure its business and re-align its cost structure, non-cash equity based charges of $0.3 million recognized under Financial Accounting Standards Board Opinion 123R, $0.5 million relating to common stock warrant discount and credits of $0.2 million from the utilization of certain inventory previously written off. Special charges include $4.9 million of costs associated with the company’s workforce reduction, $3.1 million related to inventory and inventory related charges, $1.6 million related to the write-off of certain contract distribution rights deemed impaired and $0.6 million related to certain other costs associated with the company’s decision to restructure its business and realign its cost structure. GAAP net loss for the nine-months ended September 30, 2005 includes $1.6 million for common stock warrant discount offset by a $1.8 million gain in connection with a settlement of a claim in bankruptcy and $0.3 million of inventory credits.

Non-GAAP net income (GAAP net income or loss excluding charges for restructuring, common stock warrant discount, certain stock based compensation, inventory and settlement credits) for the three months ended September 30, 2006 was $5.7 million, or $0.41 per share compared to Non-GAAP net loss of $7.2 million, or $0.56 per share in the third quarter of 2005. Non-GAAP net income for the nine-months ended September 30, 2006 was $16.2 million, or $1.19 per share, compared to Non-GAAP net loss of $16.6 million or $1.29 per share for the prior year nine-month period ended September 30, 2005.

Cash, cash equivalents, short and long-term marketable securities and restricted cash totaled $63.6 million at September 30, 2006.

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is (866) 261-2650. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 844340. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the impact of restructuring and realignment, the amount and timing of the occurrence of related charges, risks associated with focusing on a core set of features and functionalities, market acceptance of Avici products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006	2005
Revenue:
Product		$18,526		$7,563	$62,379	$27,548
Service		1,677		1,170	4,488	3,539

Total gross revenue		20,203		8,733	66,867	31,087
Less – Common stock warrant discount - Product		—		(527)	(527)	(1,581)

Net revenue		20,203		8,206	66,340	29,506

Cost of revenue – Product (1)		7,790		3,073	22,404	9,436
Cost of revenue – Service		450		515	1,402	1,644

Total cost of revenue		8,240		3,588	23,806	11,080

Gross margin		11,963		4,618	42,534	18,426

Operating expenses:
Research and development (2)		6,642		9,479	24,277	27,110
Sales and marketing (2)		733		2,355	3,128	6,856
General and administrative (2)		1,269		1,060	4,057	3,566
Stock-based compensation		442		—	327	—
Restructuring expenses		844		—	7,122	—

Total operating expenses		9,930		12,894	38,911	37,532

Income/(loss) from operations		2,033		(8,276)	3,623	(19,106)
Other income				—	—	1,788

Interest income, net		690		508	1,674	1,266

Net income/(loss)		$2,723		$(7,768)	$5,297	$(16,052)

Net earnings/(loss) per diluted share		$0.20		$(0.60)	$0.39	$(1.25)

Weighted average common shares used in computing diluted net income (loss) per share		13,961,569		12,902,245	13,584,180	12,877,941

(1) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge		$1,712		$—	$3,094	$—

Credits from utilization of inventory previously written off in 2001	$	(—)	$	(—)	$(215)	$(323)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development		$221		$—	$175	$—
Sales and marketing		76		—	68	—
General and administration		145		—	84	—

		$442		$—	$327	$—

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Product	$18,526	$7,563	$62,379	$27,548
Service	1,677	1,170	4,488	3,539

Total gross revenue	20,203	8,733	66,867	31,087

Cost of revenue - Product	6,078	3,073	19,525	9,759
Cost of revenue - Service	450	515	1,402	1,644

Total cost of revenue	6,528	3,588	20,927	11,403

Gross margin	13,675	5,145	45,940	19,684

Operating expenses:
Research and development	6,642	9,479	24,277	27,110
Sales and marketing	733	2,355	3,128	6,856
General and administrative	1,269	1,060	4,057	3,566

Total operating expenses	8,644	12,894	31,462	37,532

Income/(loss) from operations	5,031	(7,749)	14,478	(17,848)

Interest income, net	690	508	1,674	1,266

Non-GAAP net income/(loss)	$5,721	$(7,241)	$16,152	$(16,582)

Non-GAAP earnings/(loss) per diluted share	$0.41	$(0.56)	$1.19	$(1.29)

Weighted average common shares used in computing diluted net loss per share
	13,961,569	12,902,245	13,584,180	12,877,941

Note 1 – The above non-GAAP consolidated statements of operations for the three and nine months ended September 30, 2006 and 2005 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to common stock warrant discount and certain stock based compensation as well as charges and credits related to inventory and related items and credits resulting from the assignment of a bankruptcy claim as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Non-GAAP net income/(loss)	$5,721	$(7,241)	$16,152	$(16,582)
Common stock warrant discount	—	(527)	(527)	(1,581)
Other Income	—	—	—	1,788
Restructuring expenses	(844)	—	(7,122)	—
Certain non-cash stock based compensation	(442)	—	(327)	—
Inventory and inventory related charge	(1,712)	—	(3,094)	—
Utilization of inventory previously written-off	—	—	215	323

GAAP net income (loss)	$2,723	$(7,768)	$5,297	$(16,052)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Cash and marketable securities	$56,681	$48,120
Inventories	6,185	8,172
Trade accounts receivable, net	2,590	6,122
Restricted cash	1,000	—
Other current assets	3,190	1,501

Total current assets	69,646	63,915

Long-term investments	5,963	2,099
Property and equipment, net	6,272	9,306
Contract distribution rights	—	2,107
Other non-current assets	—	243

Total assets	$81,881	$77,670

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$9,737	$11,510
Deferred revenue	9,937	13,970
Stockholders’ equity	62,207	52,190

Total liabilities and stockholders’ equity	$81,881	$77,670

December 31, 2005 amounts are derived from audited financial statements.

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